Exhibit j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration Statement No. 33-19228 on Form N-1A of our report dated December 17, 2009, relating to the financial statements and financial highlights of Calamos Investment Trust, comprised of Calamos Growth Fund, Calamos Blue Chip Fund, Calamos Value Fund, Calamos International Growth Fund, Calamos Global Growth and Income Fund, Calamos Growth and Income Fund, Calamos High Yield Fund, Calamos Convertible Fund, Calamos Market Neutral Income Fund, Calamos Total Return Bond Fund, Calamos Multi-Fund Blend, Calamos Global Equity Fund, and Calamos Evolving World Growth Fund, appearing in the Annual Report on Form N-CSR for the fiscal year ended October 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are parts of such Registration Statement.
/s/ Deloitte & Touche llp
Chicago, Illinois
February 25, 2010